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Exhibit 1.1

EXECUTION COPY

The Toronto-Dominion Bank

DISTRIBUTION AGREEMENT

June 30, 2006

TD Securities (USA) LLC
31 West 52nd Street
New York, New York 10019

Ladies and Gentlemen:

        The Toronto-Dominion Bank, a financial institution governed by the Bank Act (Canada) (the "Issuer"), confirms its agreement with you with respect to the issue and sale from time to time by the Issuer of its debt securities (the "Notes").

        The Notes will be unsecured and unsubordinated indebtedness of the Issuer and will be issued pursuant to the provisions of an indenture (as may be supplemented or amended from time to time, the "Indenture") dated as of June 30, 2006 between the Issuer and The Bank of New York, as trustee (the "Trustee").

        The Notes will have the maturities, interest rates, redemption provisions, if any, and other terms as set forth in supplements to the Basic Prospectus referred to below.

        The Issuer hereby appoints TD Securities (USA) LLC ("TD Securities", or the "Agent") as its agent, subject to Section 8, for the purpose of soliciting and receiving offers to purchase the Notes from the Issuer by others and, on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth and to the reservation by the Issuer of the right to sell the Notes directly on its own behalf, the Agent agrees to use reasonable efforts to solicit and receive offers to purchase the Notes upon terms acceptable to the Issuer at such times and in such amounts as the Issuer shall from time to time specify. In addition, the Agent may also purchase the Notes as principal pursuant to the terms of a terms agreement relating to such sale (a "Terms Agreement") in accordance with the provisions of Section 2(b) hereof.

        The Issuer has filed with the Securities and Exchange Commission (the "Commission") a registration statement (Registration No. 333-124651), including a prospectus, relating to the registration of the Notes under the Securities Act of 1933, as amended (the "Securities Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the Securities Act. Such registration statement, including the exhibits thereto, as amended at the Commencement Date (as hereinafter defined), is hereinafter referred to as the "Registration Statement." The Issuer proposes to file with the Commission from time to time, pursuant to Rule 424 under the Securities Act, supplements to the prospectus included in the Registration Statement that will describe certain terms of the Notes. The prospectus covering the Notes dated October 3, 2005 in the form first used to confirm sales of the Notes (or in the form first made available to the Agent by the Issuer to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the "Basic Prospectus." The term "Prospectus" means the Basic Prospectus together with the prospectus supplement and any terms supplements (each a "Prospectus Supplement") specifically relating to the Notes in the form first used to confirm sales of the Notes (or in the form first made available to the Agent by the Issuer to meet requests of purchasers pursuant to Rule 173 under the Securities Act) and the term "preliminary prospectus" means any preliminary form of the Prospectus. The term "free writing prospectus" has the meaning set forth in Rule 405 under the Securities Act. The term "Time of Sale" in respect of the Notes means the time and date immediately prior to the confirmation of any sales of any such Notes. The term "Time of Sale Prospectus" means the Basic Prospectus, the most recent preliminary prospectus and Term Sheet (as defined in Section 3(j)), if any, and each free writing prospectus, if any, that has been prepared by or on behalf of the Issuer relating to such Notes as of such Time of Sale. As used herein, the terms "Registration Statement," "Basic Prospectus," "preliminary prospectus," "Time of Sale Prospectus" and Prospectus shall include the documents, if any, incorporated by reference therein. The terms "supplement," "amendment," and "amend" as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Issuer with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are deemed to be incorporated by reference therein. If the Issuer has filed an abbreviated registration statement to register additional notes pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

        1.     Representations and Warranties.    The Issuer represents and warrants to and agrees with the Agent as of the Commencement Date (as hereinafter defined), as of each date on which the Issuer accepts an offer to purchase the Notes (including any purchase by the Agent as principal pursuant to a Terms Agreement), as of each date the Issuer issues and delivers Notes and as of each date the Registration Statement or the Basic Prospectus is amended or supplemented, as follows (it being understood that such representations, warranties and agreements shall be deemed to relate to the Registration Statement, the Basic Prospectus and the Prospectus, each as amended or supplemented to each such date):

        (a)   The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Issuer, threatened by the Commission.

        (b)   (i) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus, as then amended or supplemented by the Issuer, if applicable, at each Time of Sale of Notes in connection with the offering thereof when the Prospectus is not yet available to prospective purchasers, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that (1) the representations and warranties set forth in this Section 1(b) do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to the Agent furnished to the Issuer in writing by the Agent expressly for use therein or (B) to those parts of the Registration Statement that constitute the Statements of Eligibility of the Trustees (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and (2) the representations and warranties set forth in clauses (iii) and (v) above, when made as of the Commencement Date or as of any date on which the Issuer accepts an offer to purchase the Notes, shall be deemed not to cover information concerning an offering of particular Notes to the extent such information will be set forth in a supplement to the Basic Prospectus.

        (c)   The Issuer is not an "ineligible issuer" in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Issuer is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Issuer has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used by the Issuer complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for any free writing prospectuses furnished to you before first use, the Issuer has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

        (d)   The Issuer is a Canadian chartered bank subject to the provisions of the Bank Act (Canada), has full corporate power and authority to enter into and perform its obligations under this Agreement and to own its property and to conduct its business, subject to applicable laws, as described in the Prospectus and Time of Sale Prospectus.

        (e)   This Agreement has been duly authorized, executed and delivered by the Issuer and any applicable Written Terms Agreement (as hereinafter defined), as of the date it is delivered, will have been duly authorized, executed and delivered.

        (f)    The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Issuer and is a valid and binding agreement of the Issuer, enforceable in accordance with its terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law.

        (g)   The Notes have been duly authorized and, when the Notes have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and duly paid for by the purchasers thereof, the Notes will be entitled to the benefits of such Indenture and will be valid and binding obligations of the Issuer, enforceable in accordance with their respective terms except as the enforceability thereof which (i) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law.

        (h)   The execution and delivery by the Issuer of this Agreement, the Notes, the Indenture, any applicable Written Terms Agreement and the performance by the Issuer of its obligations under this Agreement, the Notes, the Indenture, or any applicable Terms Agreement will not contravene any provision of applicable law or any agreement or other instrument binding upon the Issuer, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Issuer, other than any such contravention which would not reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of the Issuer and its subsidiaries, taken as a whole (a "Material Adverse Effect") and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Issuer of its obligations under this Agreement, the Notes, the Indenture or any applicable Terms Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes and except such the absence of which would not reasonably be expected to have a Material Adverse Effect; provided, however, that no representation is made or warranty given as to whether the purchase of the Notes constitutes a "prohibited transaction" under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended.

        (i)    There has not occurred any material adverse change in the business, results of operation or financial condition of the Issuer and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

        (j)    There are no legal or governmental proceedings pending or threatened to which the Issuer is a party or to which any of the properties of the Issuer is subject that are required to be described in the Registration Statement or the Prospectus, each as amended or supplemented, and are not so described.

        (k)   The Issuer is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Time of Sale Prospectus and Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

        Notwithstanding the foregoing, it is understood and agreed that the representations and warranties set forth in Section 1(b)(ii)-(v), 1(g) (except as to due authorization of the Notes) and 1(h), when made as of the Commencement Date, or as of any date on which the Agent solicits offers to purchase the Notes, with respect to any Notes, the payments of principal or interest on which, or any other payments with respect to which, will be determined by reference to one or more currency exchange rates, commodity prices, securities of entities unaffiliated with the Issuer, baskets of such securities, equity indices or other factors, shall be deemed not to address the application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission.

        2.     Solicitations as Agent; Purchases as Principal.

        (a)   Solicitations as Agent.    In connection with the Agent's actions as agent hereunder, the Agent agrees to use reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus as then amended or supplemented. The Issuer expressly reserves the right to sell Notes directly to investors.

        The Issuer reserves the right, in its sole discretion, to instruct the Agent to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes. Upon receipt of a notice from the Issuer, the Agent will forthwith suspend solicitations of offers to purchase Notes from the Issuer until such time as the Issuer has advised the Agent that such solicitation may be resumed. While such solicitation is suspended, the Issuer shall not be required to deliver any certificates, opinions or letters in accordance with Sections 5(a), 5(b) and 5(c) or make any of the representations and warranties in Section 1 provided, however, that if the Registration Statement or Prospectus is amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for (i) the determination of the variable terms of the Notes, (ii) an offering of securities other than the Notes, or (iii) a change the Agent deems to be immaterial), no Agent shall be required to resume soliciting offers to purchase the Notes until the Issuer has delivered such certificates, opinions and letters as the Agent may request.

        The Issuer agrees to pay to the Agent, as consideration for the sale of each Note resulting from a solicitation made or an offer to purchase received by the Agent, a commission, which may be in the form of a discount, in such amount as agreed to by the parties.

        The Agent shall communicate to the Issuer, orally or in writing, each offer to purchase the Notes received by the Agent as agent that in its judgment should be considered by the Issuer. The Issuer shall have the sole right to accept offers to purchase Notes and may reject any offer in whole or in part. The Agent shall have the right to reject any offer to purchase Notes that it considers to be unacceptable, and any such rejection shall not be deemed a breach of its agreements contained herein. The procedural details relating to the issue and delivery of Notes sold by the Agent as agent and the payment therefor shall be as set forth in the Administrative Procedures (as hereinafter defined).

        Notwithstanding anything to the contrary contained herein, the Issuer may authorize any other person, partnership or corporation (each an "Additional Agent") to act as its agent to solicit and receive offers for purchases of Notes without obtaining the consent of the Agent, provided that any such Additional Agent shall have executed an agreement (which may take the form of an appointment letter incorporating the applicable provisions of this Agreement) having substantially the same terms and conditions as this Agreement.

        (b)   Purchases as Principal.    Each sale of Notes to the Agent as principal shall be made in accordance with the terms of this Agreement. In connection with each such sale, the Issuer will enter into a Terms Agreement that will provide for the sale of such Notes to and the purchase thereof by the Agent. Each Terms Agreement will take the form of either (i) a written agreement between the Agent and the Issuer, which may be substantially in the form of Exhibit A hereto (each, a "Written Terms Agreement"), or (ii) an oral agreement between the Agent and the Issuer confirmed in writing by the Agent to the Issuer. The Issuer may authorize any other person, partnership or corporation to purchase Notes as principal, provided that any such principal shall have entered into a Terms Agreement with the Issuer.

        The Agent's commitment to purchase Notes as principal pursuant to a Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Issuer herein contained and shall be subject to the terms and conditions herein set forth.

        Each Terms Agreement shall specify the principal amount of Notes to be purchased by the Agent pursuant thereto, the maturity date of such Notes, the price to be paid to the Issuer for such Notes, the interest rate and interest rate formula, if any, applicable to such Notes and any other terms of such Notes. Each such Terms Agreement may also specify any requirements for officers' certificates, opinions of counsel and letters from the independent auditors of the Issuer pursuant to Section 4 hereof. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by the Agent.

        Each Terms Agreement shall specify the time and place of delivery of and payment for such Notes. Unless otherwise specified in a Terms Agreement, the procedural details relating to the issue and delivery of Notes purchased by the Agent as principal and the payment therefor shall be as set forth in the Administrative Procedures. Each date of delivery of and payment for the Notes to be purchased by the Agent as principal pursuant to a Terms Agreement is referred to herein as a "Settlement Date."

        Unless otherwise specified in a Terms Agreement, if the Agent is purchasing Notes as principal, the Agent may resell such Notes to other dealers in connection with an offering of the Notes. Any such sales may be at a discount, which shall not exceed the amount set forth in the Prospectus Supplement relating to such Notes.

        (c)   Administrative Procedures.    The Agent and the Issuer agree to perform the respective duties and obligations specifically provided to be performed in the "Administrative Procedures" (attached hereto as Exhibit B) (the "Administrative Procedures"), as amended from time to time. The Administrative Procedures may be amended only by written agreement of the Issuer and the Agent.

        (d)   Delivery.    The documents required to be delivered by Section 4 of this Agreement as a condition precedent to the Agent's obligation to begin soliciting offers to purchase the Notes as agent of the Issuer shall be delivered at the office of Simpson Thacher & Bartlett LLP not later than 4:00 p.m., New York time, on the date hereof, or at such other time and/or place as the Agent and the Issuer may agree upon in writing, but in no event later than the day prior to the earlier of (i) the date on which the Agent begin soliciting offers to purchase the Notes and (ii) the first date on which the Issuer accepts any offer by the Agent to purchase the Notes as principal. The date of delivery of such documents is referred to herein as the "Commencement Date."

        (e)   Free Writing Prospectuses.    In connection with the Agent's actions hereunder, the Agent represents and agrees that, unless it obtains the prior consent of the Issuer, it will not make any offer relating to the Notes that would constitute an "issuer free writing prospectus," as defined in Rule 433(h) under the Securities Act, or that would otherwise constitute a free writing prospectus required to be filed with the Commission.

        3.     Agreements.    The Issuer agrees with the Agent that:

        (a)   The Issuer will furnish to the Agent a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Issuer relating to the offering of the Notes and the Issuer will not use or refer to any proposed free writing prospectus to which the Agent reasonably objects.

        (b)   If the Time of Sale Prospectus is being used to solicit offers to buy Notes at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to amend the statements therein to make such statements, in light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of the Agent's counsel, it is necessary to amend or supplement the Time of Sale prospectus to comply with applicable law, the Issuer will forthwith prepare, file with the Commission and furnish, at the Issuer's own expense, to the Agent and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale prospectus, as amended or supplemented, will comply with applicable law.

        (c)   Prior to the termination of the offering of the Notes pursuant to this Agreement or any Terms Agreement, the Issuer will not file any Time of Sale Prospectus or Prospectus Supplement relating to the Notes or any amendment to the Registration Statement (other than any amendment or supplement relating solely to the offering of securities other than the Notes) unless the Issuer has previously furnished to the Agent a copy thereof for their review and will not file any such proposed supplement or amendment to which the Agent reasonably objects; provided, however, that the foregoing requirement shall not apply to any of the Issuer's periodic filings with the Commission required to be filed pursuant to Section 13(a) or 15(d) of the Exchange Act. Subject to the foregoing sentence, the Issuer will promptly cause each Prospectus Supplement to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act. The Issuer will promptly advise the Agent, to the extent such information is not available on Edgar, of (i) the filing of any amendment or supplement to the Basic Prospectus (except that notice of the filing of an amendment or supplement to the Basic Prospectus that merely sets forth the term or a description of particular Notes shall only be given to the Agent offering such Notes), (ii) the filing and effectiveness of any amendment to the Registration Statement, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Basic Prospectus or for any additional information, to the extent such information is not confidential, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Issuer will use its best efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

        (d)   If, at any time when a prospectus relating to the Notes (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act)is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus, as then amended or supplemented, is delivered to a purchaser, not misleading, or if, in the opinion of the Agent or in the opinion of the Issuer, it is necessary at any time to amend or supplement the Prospectus, as then amended or supplemented, to comply with applicable law, the Issuer will immediately notify the Agent by telephone (with confirmation in writing) to suspend solicitation of offers to purchase Notes and, if so notified by the Issuer, the Agent shall forthwith suspend such solicitation and cease using the Prospectus, as then amended or supplemented. If the Issuer decides to amend or supplement the Registration Statement or Prospectus, as then amended or supplemented, it shall so advise the Agent promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to the Agent in such quantities as it may reasonably request. If any documents, certificates, opinions and letters furnished to the Agent pursuant to paragraph (f) below and Sections 5(a), 5(b) and 5(c) in connection with the preparation and filing of such amendment or supplement are satisfactory in all respects to the Agent, upon the filing with the Commission of such amendment or supplement to the Prospectus or upon the effectiveness of an amendment to the Registration Statement, the Agent will resume the solicitation of offers to purchase Notes hereunder.

        (e)   The Issuer will make generally available to its security holders and to the Agent as soon as practicable earning statements that satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder. Such requirement is satisfied by the Issuer through the filing of its Form 40-F.

        (f)    The Issuer will furnish to the Agent, without charge, (i) a signed copy of the Registration Statement, including exhibits and all amendments thereto, and as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as the Agent may reasonably request and (ii) at the time that the Agent purchases Notes pursuant to a Terms Agreement or solicits an offer to purchase Notes that is accepted by the Issuer, prior to 10:00 a.m. New York City time on the business day next succeeding the date of such Terms Agreement or the acceptance of such offer, as many copies of the Prospectus, as then amended or supplemented (including the Prospectus Supplement relating to the Notes to be purchased pursuant to such Terms Agreement or accepted offer), as the Agent may reasonably request.

        (g)   The Issuer will endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Agent shall reasonably request and to maintain such qualifications for as long as the Agent shall reasonably request; provided that in no event shall the Issuer be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, or taxation in any jurisdiction where it is not now so subject.

        (h)   The Issuer will, whether or not any sale of Notes is consummated, pay all expenses incident to the performance of its obligations under this Agreement and any Terms Agreement, including: (i) the preparation and filing of the Registration Statement, the Prospectus, any preliminary prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Issuer and all amendments and supplements to the foregoing, (ii) the preparation, issuance and delivery of the Notes, (iii) the reasonable fees and disbursements of the Issuer's counsel and accountants, of the Trustees and their counsel, (iv) the qualification of the Notes (and of any securities comprised thereby) under securities or Blue Sky laws in accordance with the provisions of Section 3(f), including filing fees and the fees and disbursements of counsel for the Agent in connection therewith and in connection with the preparation of any Blue Sky Memoranda, (v) the printing and delivery to the Agent in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of the Prospectus and any amendments or supplements thereto, (vi) any fees charged by rating agencies for the rating of the Notes and (vii) the reasonable fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.

        (i)    If provided in the applicable Terms Agreement, during the period beginning on the date of any Terms Agreement and continuing to and including the Settlement Date with respect to such Terms Agreement, the Issuer will not, without the Agent's prior consent, offer, sell, contract to sell or otherwise dispose of in the U.S. domestic capital markets, any debt securities of the Issuer substantially similar to the Notes set forth in such Terms Agreement (other than (A) the Notes that are to be sold pursuant to such Terms Agreement, (B) Notes previously agreed to be sold by the Issuer and (C) other debt obligations issued in the ordinary course of business).

        (j)    Unless otherwise notified by the Agent, the Issuer will prepare a final term sheet (a "Term Sheet") relating to each offering of the Notes, containing only information that describes the final terms of the Notes or the offering, in a form consented by the Agent, and will file such Term Sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Notes.

        4.     Conditions of the Obligations of the Agent.    The Agent's obligation to solicit offers to purchase Notes as agent of the Issuer, the Agent's obligation to purchase Notes as principal pursuant to any Terms Agreement and the obligation of any other purchaser to purchase Notes will be subject to the accuracy of the representations and warranties on the part of the Issuer herein, to the accuracy of the statements of the Issuer's officers made in each certificate furnished pursuant to the provisions hereof and to the performance and observance by the Issuer of all covenants and agreements herein contained on its part to be performed and observed (in the case of the Agent's obligation to solicit offers to purchase Notes, at the time of such solicitation, and, in the case of the Agent's or any other purchaser's obligation to purchase Notes, at the time the Issuer accepts the offer to purchase such Notes and at the time of issuance and delivery) and to the following additional conditions precedent when and as specified:

        (a)   Prior to such solicitation or purchase, as the case may be:

          (i)    there shall not have occurred any change in the condition, financial or otherwise, or in the earnings, business or operations of the Issuer from that set forth in the Time of Sale Prospectus, at the time of such solicitation or at the time such offer to purchase was made, that, in the judgment of the Agent, is material and adverse and that makes it, in the judgment of the Agent, impracticable to market the Notes on the terms and in the manner contemplated by the Time of Sale Prospectus;

          (ii)   there shall not have occurred and be continuing any (A) suspension or material limitation of trading generally on or by, as the case may be, the New York Stock Exchange or the Toronto Stock Exchange, (B) suspension of trading of any securities of the Issuer on any exchange on which its common shares are listed, (C) declaration of a general moratorium on commercial banking activities in New York by either federal or New York State authorities or (D) any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Agent, is material and adverse and, in the case of any of the events described in clauses (ii)(A) through (D), such event, singly or together with any other such event, makes it, in the judgment of the Agent, impracticable to market the Notes on the terms and in the manner contemplated by the Time of Sale Prospectus at the time of such solicitation or at the time such offer to purchase was made; and

          (iii)  there shall not have occurred any downgrading, nor shall any public announcement have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Issuer or any of the Issuer's securities by Moody's Investors Service, Inc. or Standard and Poor's Ratings Services;

            (A)  except, in each case described in paragraph (i), (ii) or (iii) above, as disclosed to the Agent in writing by the Issuer prior to such solicitation or, in the case of a purchase of Notes, before the offer to purchase such Notes was made, or,

            (B)  unless in each case described in paragraphs (i), (ii) or (iii) above, the relevant event shall have occurred and been known to the Agent prior to such solicitation or, in the case of a purchase of Notes, before the offer to purchase such Notes was made.

        (b)   On the Commencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date, the Agent shall have received:

          (i)    The opinion, dated as of such date, of Simpson Thacher & Bartlett LLP, special U.S. counsel to the Issuer, or of other counsel satisfactory to the Agent, with respect to matters involving the application of the laws of the United States, to the effect that:

            (A)  the Indenture has been duly qualified under the Trust Indenture Act and, assuming that the Indenture has been duly authorized, executed and delivered by the Issuer and is the valid and legally binding obligation of the Trustee, the Indenture constitutes a valid and legally binding obligation of the Issuer enforceable against the Issuer in accordance with its terms;

            (B)  assuming the Notes have been duly authorized, executed and issued by the Issuer as a matter of Canadian law and, assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with this Agreement, the Notes will constitute valid and legally binding obligations of the Issuer enforceable against the Issuer in accordance with their terms and entitled to the benefits of the Indenture;

            (C)  the issue and sale of the Notes by the Issuer, the execution, delivery and performance by the Issuer of this Agreement and any applicable Terms Agreement and the execution and delivery of the Indenture by the Issuer will not violate any federal or New York statute or any rule or regulation that has been issued pursuant to any federal or New York statute or any order known to such counsel issued pursuant to any federal or New York statute by any court or governmental agency or body having jurisdiction over the Issuer or any of its subsidiaries or any of their properties;

            (D)  the statements in the Prospectus under the caption "Description of Notes" insofar as they purport to constitute summaries of the terms of contracts and other documents, constitute accurate summaries of the terms of such contracts and other documents in all material respects; and

            (E)  the Issuer is not an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

        Notwithstanding the foregoing, the opinions described in subparagraphs (A) and (B) above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing. In addition, the opinions described in subparagraphs (D) and (E) above, when contained in an opinion delivered on the Commencement Date shall be deemed not to address the application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission to notes the payments of principal or interest on which, or any other payments with respect to which, will be determined by reference to one or more currency exchange rates, commodity prices, securities of entities unaffiliated with the Issuer, baskets of such securities, equity indices or other factors.

          (ii)   The opinion, dated as of such date, of McCarthy Tétrault LLP, or of other counsel satisfactory to the Agent with respect to matters involving the application of the laws of Canada, to the effect that:

            (A)  The Issuer is a bank governed by the Bank Act (Canada), has full corporate power and authority to enter into and perform its obligations under this Agreement and to own its property and to conduct its business, subject to applicable laws, as described in the Prospectus;

            (B)  each of this Agreement and the Indenture (the "Transaction Documents") has been duly executed and delivered by the Issuer;

            (C)  when the terms of the Notes have been duly established and validly issued in accordance with the Indenture and this Agreement, the Notes will constitute unsubordinated and unsecured direct liabilities of the Issuer, ranking equally with all deposit liabilities of the Issuer (except for obligations preferred by mandatory provisions of law);

            (D)  the execution and delivery by the Issuer of each of the Transaction Documents and the performance by the Issuer of its obligations under each of the Transaction Documents will not violate any provision of applicable law of Canada or the Province of Ontario that in such counsel's experience is normally applicable to transactions of the type contemplated by such agreements or the by-laws of the Issuer and no consent, approval, authorization, order, registration or qualification of or with any governmental agency or body of Canada or the Province of Ontario that in such counsel's experience is normally applicable to transactions of the type contemplated by the Transaction Documents, is required for the performance by the Issuer of its obligations under the Transaction Documents, except that no opinion must be expressed with respect to the various states or provinces or territories in connection with the offer and sale of the Notes;

            (E)  provided the notes have been duly established and validly issued in accordance with the Indenture and this Agreement, under applicable laws, as currently administered, no approval, authorization, consent or order of any government or governmental or administrative agency or body is or would be required under the laws of Canada in order to permit the Issuer to fulfill its obligations in respect of the Notes, including, without limiting the foregoing, acquisition and transfer outside of Canada by the Issuer of the amount in U.S. dollars required to make any payment under the Notes;

            (F)  the Issuer and its obligations under the Transaction Documents are subject to commercial law and suit in Canada and neither the Issuer nor any of its properties, assets or revenues has any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any court, from setoff or counterclaim, from the jurisdiction of any court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of judgment, in Canada, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Transaction Documents;

            (G)  under the laws of Ontario and the laws of Canada applicable thereto, the Issuer has the power to submit, and pursuant to the Transaction Documents, the Issuer, insofar as Ontario and Canadian law is relevant thereto, has validly and irrevocably submitted, to the jurisdiction of the Supreme Court of the State of New York or the United States District Court for the Southern District of New York, in either case in the Borough of Manhattan, The City of New York, and is subject to the jurisdiction of the courts of Ontario, Canada, for the purposes of any suit, action or proceeding against the Issuer with respect to the Transaction Documents;

            (H)  the choice by the parties to this Agreement and by the Issuer (on behalf of the Issuer) with respect to the Notes and the Indenture of the laws of the State of New York as governing law pursuant to this Agreement and the Notes, respectively, would, to the extent specifically pleaded and proved as a fact by expert evidence, be recognized and applied by a court of competent jurisdiction in the Province of Ontario, except that such court will not apply (i) those laws of the State of New York which it characterizes as being of a revenue, penal or public law nature or (ii) those laws of the State of New York the application of which would be inconsistent with "public policy," as such term is applied by the courts in the Province of Ontario. To such counsel's knowledge, there is no reason why the application in Canada of New York law with respect to this Agreement, the Notes and the Indenture and, provided the Notes have been duly established and validly issued in accordance with the Indenture and the Distribution Agreement, the Notes, would be inconsistent with public policy, as such term is currently applied by the courts of the Province of Ontario;

            (I)   any final and conclusive in personam judgment of a court of the State of New York or of the United States for a sum certain in respect of any suit, action or proceeding against the Issuer based upon the Transaction Documents or any agreement or instrument entered into in connection therewith would be declared enforceable against the Issuer by the courts in the Province of Ontario without re-examination or relitigation of the matters adjudicated upon, provided that:

              (i)    the court rendering such judgment had jurisdiction over the judgment debtor under the conflicts of laws rules of the Province of Ontario;

              (ii)   such judgment was not obtained by fraud or in a manner contrary to "natural justice" and the enforcement thereof would not be inconsistent with "public policy," as such terms are applied by the courts in the Province of Ontario;

              (iii)  the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory, penal or public laws;

              (iv)  an action to enforce a foreign judgment generally must be commenced within the relevant limitation period under applicable laws in force at the time the action is brought;

              (v)   such court has discretion to stay or decline to hear an action on the judgment if such judgment is under appeal or there is another subsisting judgment in any jurisdiction relating to the same cause of action as the original judgment; and

              (vi)  the judgment has not been satisfied and is neither void nor voidable under the laws of the State of New York or of the United States.

    To such counsel's knowledge, there is no reason why the enforcement in Canada of such a judgment in respect of the Transaction Documents or any agreement or instrument entered into in connection therewith would be contrary to natural justice or inconsistent with public policy, as such terms are currently applied by the courts of the Province of Ontario;

            (J)   it is not necessary under the laws of Canada or any province thereof in order to enable any holder of Notes to enforce rights under the Notes that it should, as a result solely of its holding of the Notes, be licensed, qualified or otherwise entitled to carry on business in Canada or any province thereof;

            (K)  it is not necessary to ensure the legality, validity, enforceability or, except for compliance with the rules of the relevant court, admissibility in evidence of the Transaction Documents in Canada or the Province of Ontario that any of them be filed or recorded or enrolled with any court of authority in, or that any stamp, registration or similar taxes be paid to the courts or authorities of, Canada of any province thereof;

            (L)  The statements in the Prospectus, as then amended or supplemented, under the caption "Canadian Federal Income Taxation", insofar as such statements constitute summaries of matters of Canadian law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects; and

          (iii)  The opinion, dated as of such date, from a member of the legal department of the Issuer to the effect that:

            (A)  The execution and delivery by the Issuer of the Notes, the Indenture and any applicable Written Terms Agreement and the performance by the Issuer of its obligations thereunder will not violate, to such counsel's knowledge, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or other instrument binding upon the Issuer or any of its consolidated subsidiaries that is material to the Issuer and its consolidated subsidiaries, taken as a whole, or (B) any order, judgment or decree known to such counsel issued pursuant to any Canadian federal or Ontario provincial law by any court or governmental agency or body having jurisdiction over the Issuer or any of its consolidated subsidiaries or any of their properties to which the Issuer or its consolidated subsidiaries or any of their properties is subject in each case, except such as would not reasonably be expected to have a Material Adverse Effect on the Bank's ability to execute and deliver the Notes and Indenture and perform its obligations thereunder; and

            (B)  To the knowledge of such counsel, there are no pending or overtly threatened actions or proceedings affecting the Bank or any of its consolidated subsidiaries before any court, governmental agency or arbitrator which may, individually or collectively, materially adversely affect the financial condition or operations of the Bank and its consolidated subsidiaries, taken as a whole, except as disclosed.

            (C)  Such counsel shall state that although such counsel is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained therein or makes no representation that it has independently verified or checked the accuracy, completeness or fairness of such statements, such counsel shall advise the Agent that no facts have come to its attention that caused it to believe that the Registration Statement, at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, as then amended or supplemented, if applicable, as of the date of the applicable terms supplement and as of the date of such opinion, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Time of Sale Prospectus, as then amended or supplemented, if applicable, as of the Time of Sale, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such counsel need not express a view as to the financial statements or other financial or statistical data contained in, incorporated or deemed incorporated by reference in or omitted from the Registration Statement or Prospectus.

          (iv)  The opinion, dated as of such date, of Simpson Thacher & Bartlett LLP, special U.S. tax counsel to the Issuer, to the effect the statements in the Prospectus, as then amended or supplemented, under the caption "United States Federal Income Taxation", insofar as such statements constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects;

        (c)   On the Commencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date, the Agent shall have received a certificate, dated the Commencement Date or such Settlement Date, as the case may be, and signed by an officer of the Issuer to the effect that the representations and warranties of the Issuer contained in this Agreement are true and correct as of such date and that the Issuer has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before such date. The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

        (d)   On the Commencement Date and, if called for by any Terms Agreement on the corresponding Settlement Date, the Issuer's independent auditors shall have furnished to the Agent a letter or letters, dated as of the Commencement Date or such Settlement Date, as the case may be, in form and substance satisfactory to the Agent containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Time of Sale Prospectus and Prospectus, as then amended or supplemented; provided that each letter so furnished shall use a "cut-off date" no more than 3 business days prior to the date of such letter.

        (e)   On the Commencement Date and on each Settlement Date, the Issuer shall have furnished to the Agent such appropriate further information, certificates and documents as it may reasonably request.

        5.     Additional Agreements of the Issuer.

        (a)   Each time the Registration Statement or Prospectus is amended or supplemented (other than by an amendment or supplement providing solely for (i) the determination of the variable terms of the Notes, (ii) an offering of securities other than the Notes, (iii) a change the Agent deems to be immaterial, or (iv) the incorporation of any document by reference other than as provided in this paragraph) or supplemental information is incorporated by reference in the Prospectus from the Issuer's Annual Report on Form 40-F, the Issuer will deliver or cause to be delivered forthwith to the Agent a certificate signed by an officer of the Issuer, dated the date of such amendment or supplement, as the case may be, in form reasonably satisfactory to the Agent, of the same tenor as the certificate referred to in Section 4(c) relating to the Registration Statement or the Prospectus as amended or supplemented to the time of delivery of such certificate.

        (b)   Each time the Issuer furnishes a certificate pursuant to Section 5(a), the Issuer will furnish or cause to be furnished forthwith to the Agent a written opinion of a member of the legal department of the Issuer, or such other counsel who is satisfactory to the Agent. Any such opinion shall be dated the date of such amendment, supplement or Annual Report on Form 40-F, as the case may be, shall be in a form satisfactory to the Agent and shall be of the same tenor as the opinions referred to in the last paragraph of subparagraph 4(b)(iii). In lieu of such opinion, counsel last furnishing such an opinion to the Agent may furnish to the Agent a letter to the effect that the Agent may rely on such last opinion to the same extent as though it were dated the date of such letter (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such letter).

        (c)   Each time the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information (other than by an amendment or supplement providing solely for the incorporation of any document by reference other than as provided in this paragraph) or such amended or supplemental information is incorporated by reference in the Prospectus from the Issuer's Annual Report on Form 40-F, the Issuer shall cause its independent auditors forthwith to furnish the Agent with a letter, dated the date of such amendment or supplement, as the case may be, in form satisfactory to the Agent, of the same tenor as the letter referred to in Section 4(d), with regard to the amended or supplemental financial information included or incorporated by reference in the Registration Statement or the Prospectus as amended or supplemented to the date of such letter; provided that each letter so furnished shall use a "cut-off date" no more than three business days prior to the date of such letter.

        6.     Indemnification and Contribution.

        (a)   The Issuer agrees to indemnify and hold harmless the Agent, its officers and employees and each person, if any, who controls the Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Issuer information that the Issuer has filed, or is required to file pursuant to Rule 433(d) under the Securities Act, or the Prospectus (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Agent furnished to the Issuer in writing by the Agent expressly for use therein.

        (b)   The Agent agrees, severally and not jointly, to indemnify and hold harmless the Issuer, its officers and employees, each of its directors and each person, if any, who controls the Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuer to the Agent, but only with reference to information relating to the Agent furnished to the Issuer in writing by the Agent expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendments or supplements thereto.

        (c)   In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Agent that are indemnified parties, in the case of parties indemnified pursuant to paragraph (a) above, and by the Issuer, in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

        (d)   To the extent the indemnification provided for in paragraph (a) or (b) of this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Agent on the other hand from the offering of such Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer on the one hand and the Agent on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and the Agent on the other hand in connection with the offering of such Notes shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Issuer bear to the total discounts and commissions received by the Agent in respect thereof. The relative fault of the Issuer on the one hand and the Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or by the Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Agent's obligation to contribute pursuant to this Section 6 shall be several in the proportion that the principal amount of the Notes the sale of which by or through the Agent gave rise to such losses, claims, damages or liabilities bears to the aggregate principal amount of the Notes the sale of which by or through the Agent gave rise to such losses, claims, damages or liabilities, and not joint.

        (e)   The Issuer and the Agent agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Agent were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the notes referred to in paragraph (d) above that were offered and sold to the public through the Agent exceeds the amount of any damages that the Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

        (f)    The indemnity and contribution provisions contained in this Section 6 and the representations, warranties and other statements of the Issuer, its officers and the Agent set forth in or made pursuant to this Agreement or any Terms Agreement will remain in full force and effect regardless of (i) any termination of this Agreement or any such Terms Agreement, (ii) any investigation made by or on behalf of the Agent or any person controlling the Agent or by or on behalf of the Issuer, its officers or employees or directors or any person controlling the Issuer and (iii) acceptance of and payment for any of the Notes.

        7.     Position of the Agent.    In acting under this Agreement and in connection with the sale of any Notes by the Issuer (other than Notes sold to the Agent pursuant to a Terms Agreement), the Agent is acting solely as agent of the Issuer and does not assume any obligation towards or relationship of agency or trust with any purchaser of Notes. The Agent shall make reasonable efforts to assist the Issuer in obtaining performance by each purchaser whose offer to purchase the Notes has been solicited by the Agent and accepted by the Issuer, but the Agent shall not have any liability to the Issuer in the event any such purchase is not consummated for any reason. If the Issuer shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Issuer shall hold the Agent harmless against any loss, claim, damage or liability arising from or as a result of such default.

        8.     Termination.    This Agreement may be terminated at any time either by the Issuer or, as to the Agent, by the Company or the Agent upon the giving of written notice of such termination to the other parties hereto, but without prejudice to any rights, obligations or liabilities of either parties hereto accrued or incurred prior to such termination. The termination of this Agreement shall not require termination of any Terms Agreement, and the termination of any such Terms Agreement shall not require termination of this Agreement. If this Agreement is terminated, the provisions of the third paragraph of Section 2(a), the last sentence of Section 3(d) and Sections 3(c), 3(h), 6, 7, 9, 10 and 12 shall survive; provided that if at the time of termination an offer to purchase the Notes has been accepted by the Issuer but the time of delivery to the purchaser or its agent of such Notes has not occurred, the provisions of Sections 1, 2(b), 2(c), 3(a), 3(d), 3(e), 3(f), 3(g), 3(h), 4 and 5 shall also survive until such delivery has been made.

        9.     Notices.    All communications hereunder will be in writing and effective only on receipt, and, if sent to TD Securities, will be mailed, delivered or telefaxed and confirmed to TD Securities at 31 West 52nd Street, New York, New York 10019, U.S.A, Attention: Managing Director, Legal (telefax number: (212) 827-7231) or, if sent to the Issuer, will be mailed, delivered or telefaxed and confirmed to the Issuer at Toronto-Dominion Bank Tower, Toronto-Dominion Centre, Toronto, Ontario, Canada, M5K 1A2, Attention: Vice President, Capital Finance (telefax number: (416) 868-0792).

        10.   No Assignment; Successors.    Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of law and (b) that the Issuer may assign any or all of its rights, interests and obligations hereunder to any purchaser of all of the issued and outstanding shares of the Issuer or a substantial part of its assets. Subject to the preceding sentence, this Agreement and any Terms Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and employees, directors and controlling persons referred to in Section 6 and the purchasers of Notes (to the extent expressly provided in Section 4), and no other person will have any right or obligation hereunder.

        11.   Counterparts.    This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        12.   Applicable Law.    This Agreement will be governed by and construed in accordance with the laws of the State of New York.

        13.   Headings.    The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

        14.   Jurisdiction and Service of Process; Sovereign Immunity.

        (a)   The Issuer hereby appoints the Toronto-Dominion Bank, New York Branch as the authorized agent (the "Authorized Agent") upon whom process may be served in any action by the Agent, or by any person or persons controlling the Agent, arising out of or based upon this Agreement or the transactions contemplated hereby which may be instituted in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York, in either case in the Borough of Manhattan, The City of New York, and the Issuer expressly accepts the non-exclusive jurisdiction of any such court in respect of such action. Such appointment shall be irrevocable as long as any of the Notes remain outstanding unless and until the appointment of a successor as such Authorized Agent and such successor's acceptance of such appointment shall have occurred. The Issuer will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service mailed or delivered to the Issuer (at the address set forth in Section 9 hereof) shall be deemed in every respect service of process upon the Issuer. Notwithstanding the foregoing, any action by the Agent based upon this Agreement may be instituted by the Agent in any competent court of Ontario, Canada. This waiver is intended to be effective upon the execution of this Agreement without any further act by the Issuer before any such court and introduction of a true copy of this Agreement into evidence shall be conclusive and final evidence of such waiver.

        (b)   The Issuer represents and warrants that it is subject to commercial law with respect to its obligations under this Agreement, the Notes, the Indenture, and any applicable Terms Agreement and that the execution and delivery of this Agreement, the Notes, the Indenture, and any applicable Terms Agreement constitute private and commercial acts rather than governmental or public acts. To the extent that the Issuer may be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement, the Notes, the Indenture, and any applicable Terms Agreement, to claim for itself or its revenues or assets any immunity from suit, court jurisdiction, attachment in aid of execution of a judgment or prior to a judgment, set-off, execution of a judgment or any other legal process with respect to its obligations under this Agreement, the Notes, the Indenture, and any applicable Terms Agreement, and to the extent that in any such jurisdiction there may be attributed to the Issuer such an immunity (whether or note claimed), the Issuer hereby irrevocably agrees to the extent permitted by law not to claim and hereby irrevocably waives such immunity.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Issuer and you.

Very truly yours,
THE TORONTO-DOMINION BANK
By:
Name: Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

TD SECURITIES (USA) LLC
By:
Name: Title:

EXHIBIT A

THE TORONTO-DOMINION BANK

TERMS AGREEMENT

    •    200[    ]

The Toronto-Dominion Bank
Toronto-Dominion Bank Tower
Toronto-Dominion Centre
Toronto, ON
Canada M5K 1A2

Attention:

Re:	Distribution Agreement dated June 30, 2006 (the "Distribution Agreement")

        The undersigned agrees to purchase your debt securities, having the following terms:

Principal Amount:	Interest Rate:

Purchase Price:	Reference equity security, securities, index or indices:

Price to Public:	Applicability of Modified Payment upon Acceleration:

Settlement Date and Time:	If yes, state issue price:

Place of Delivery:	Amortization Schedule:

Specified Currency:	Applicability of Annual Interest Payments:

Original Issue Date:	Denominated Currency (if any):

Interest Accrual Date:	Indexed Currency or Currencies (if any):

Maturity Date:	Payment Currency (if any):

Optional Repayment Date(s):	Exchange Rate Agent (if any):

Optional Redemption Date(s):	Reference Dealers:

Initial Redemption Date:	Face Amount (if any):

Initial Redemption Percentage:	Fixed Amount of each Indexed Currency (if any):

Annual Redemption Percentage Reduction:	Aggregate Fixed Amount of each Indexed Currency (if any):

Ranking:	Applicability of Issuer's Option to Extend Original Maturity Date:

Lock-Up Provisions:

Other Provisions:	If yes, state Final Maturity Date:

CUSIP Number:

        The provisions of Sections 1, 2(b) and 2(c) and 3 through 6 and 9 through 13 of the Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

        [The Issuer hereby appoints the Agent which is not a party to the Distribution Agreement (each an "Additional Agent") as the Agent under the Distribution Agreement solely for the purpose of the issue of Notes to which this Terms Agreement pertains. Each such Additional Agent shall be vested, solely with respect to this issue of Notes, with all authority, rights and powers of the Agent purchasing Notes as principal pursuant to the Distribution Agreement, a copy of which it acknowledges it has received.

A-1

        In consideration of the Issuer appointing each Additional Agent as the Agent solely with respect to this issue of Notes, each Additional Agent hereby undertakes for the benefit of the Issuer and each of the other Agent, that, in relation to this issue of Notes, it agrees to be bound by and subject to all applicable provisions of the Distribution Agreement and that it will perform and comply with all of the duties and obligations expressed to be assumed by the Agent under the Distribution Agreement.

        Each Additional Agent acknowledges that such appointment is limited to this particular issue of Notes and is not for any other issue of Notes of the Issuer pursuant to the Distribution Agreement and that such appointment will terminate upon issue of the relevant Notes, but without prejudice to any rights (including, without limitation, any indemnification rights), duties or obligations of such Additional Agent which have arisen prior to such termination.

        For purposes hereof, the notice details of each Additional Agent are as follows:]

        [If on the Settlement Date the Agent shall fail or refuse to purchase Notes and the aggregate amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate amount of Notes to be purchased on such date, and arrangements satisfactory to                  and the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of the Issuer. In any such case either                  or the Issuer shall have the right to postpone the Settlement Date but in no event for longer than seven days in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve the defaulting Agent form liability in respect of any default of the Agent under this Agreement.]

        This Agreement is also subject to termination on the terms incorporated by reference herein. If this Agreement is terminated, the provisions of Sections 3(h), 6, 9, 10 and 12 of the Distribution Agreement shall survive for the purposes of this Agreement.

        The following information, opinions, certificates, letters and documents referred to in Section 4 of the Distribution Agreement will be required:

AGENT
By:
Name: Title:
Accepted:
THE TORONTO-DOMINION BANK
By:
Name: Title:

A-2

EXHIBIT B

THE TORONTO-DOMINION BANK

ADMINISTRATIVE PROCEDURES

        Explained below are the administrative procedures and specific terms of the offering of debt securities (the "Notes"), on a continuous basis by The Toronto-Dominion Bank (the "Issuer") pursuant to the Distribution Agreement, dated June 30, 2006 (as may be amended from time to time, the "Distribution Agreement") among the Issuer and TD Securities (USA) LLC (the "Agent"). The Notes will be direct, unsecured and unsubordinated indebtedness of the Issuer, and will be issued, pursuant to the provisions of an indenture dated as of June 30, 2006 (as it may be supplemented or amended from time to time, the "Indenture"), between the Issuer and The Bank of New York, as trustee (the "Trustee").

        In the Distribution Agreement, the Agent has agreed to use reasonable efforts to solicit purchases of the Notes, and the administrative procedures explained below will govern the issuance and settlement of any Notes sold through the Agent, as agent of the Issuer. The Agent, as principal, may also purchase Notes for its own account, and if requested by the Agent, the Issuer and the Agent will enter into a terms agreement (a "Terms Agreement"), as contemplated by the Distribution Agreement. The administrative procedures explained below will govern the issuance and settlement of any Notes purchased by the Agent, as principal, unless otherwise specified in the applicable Terms Agreement.

        The Trustee will be the Registrar, Authenticating Agent and Paying Agent for the Notes and, will perform the duties specified herein. Each Note will be represented by either (i) a Global Note delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Book-Entry Note") or (ii) a certificate delivered to the holder thereof or a person designated by such holder (a "Certificated Note"). Except as set forth in the Indenture, an owner of a Book-Entry Note will not be entitled to receive a Certificated Note.

        Book-Entry Notes, which may be denominated in either U.S. dollars or other specified currencies and will be issued in accordance with the administrative procedures set forth in Part I hereof as they may subsequently be amended as the result of changes in DTC's operating procedures. Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof.

        Unless otherwise defined herein, terms defined in the Indenture, the Notes, or any Prospectus Supplement relating to the Notes shall be used herein as therein defined.

        The Issuer will advise the Agent in writing of the employees of the Issuer with whom the Agent is to communicate regarding offers to purchase Notes and the related settlement details.

PART I: ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

        In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under the certain Letters of Representations to be delivered to DTC from the Issuer and the Trustee (collectively the "Letters of Representations") and a Medium-Term Note Certificate Agreement between the Trustee and DTC, dated 1987 and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:	On any date of settlement (as defined under "Settlement" below) for one or more Book-Entry Notes, the Issuer will issue a global Note or Notes in fully registered form without coupons (each a "Global Note") representing up to US$500,000 principal amount of all such Notes that have the same Original Issue Date, Maturity Date and other terms. Each Global Note, will be dated and issued as of the date of its authentication by the Trustee. Each Global Note, whether alone or as part of a Unit, will bear an "Interest Accrual Date," which will be (i) with respect to an original Global Note (or any portion thereof), its original issuance date and (ii) with respect to any Global Note (or any portion thereof) issued subsequently upon exchange of a Global Note, or in lieu of a destroyed, lost or stolen Global Note, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Note or Notes (or if no such payment or provision has been made, the original issuance date of the predecessor Global Note), regardless of the date of authentication of such subsequently issued Global Note. Book-Entry Notes may be payable in either U.S. dollars or other specified currencies. No Global Note will represent any Certificated Note, as the case may be.

Denominations:	Book-Entry Notes will be issued in principal amounts of US$1,000 or any amount in excess thereof that is an integral multiple of US$1,000 or, if such Book-Entry Notes are issued in a currency other than U.S. dollars, principal amounts of such currency in denominations of the equivalent of US$1,000 (rounded to an integral multiple of 1,000 units of such currency), unless otherwise indicated in any applicable free writing prospectus, Term Sheet and Pricing Supplement. Each Global Note will be denominated in an aggregate principal amount not in excess of US$500,000,000. If one or more Book-Entry Notes are issued in global form having an aggregate principal amount in excess of US$500,000,000 and would, but for the preceding sentence, be represented by a single Global Note then one Global Note will be issued to represent each US$500,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Note will be issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Notes representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

Preparation of Pricing Supplement:	If any order to purchase a Book-Entry Note is accepted by the Issuer, the Issuer will prepare a free writing prospectus and /or Term Sheet, if applicable, and a terms supplement (a "Terms Supplement") reflecting the terms of such Note. The Issuer (i) will arrange to file an electronic format document, in the manner prescribed by the EDGAR Filer Manual, of such Term Sheet and Terms Supplement in accordance with, in the case of any free writing prospectus and/or Term Sheet, Rule 433 under the Act and, in the case of the Terms Supplement, with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act, (ii) will, with respect to each of the free writing prospectus and /or Term Sheet, if applicable, and the Terms Supplement as soon as possible and in any event not later than the date on which the applicable document is filed with the Commission, deliver the number of copies of such documents to the Agent as the Agent shall request and (iii) will, on the Agent's behalf, promptly file an electronic format document of such Terms Supplement with the National Association of Securities Dealers, Inc. (the "NASD"). The Agent will cause the free writing prospectus and/or Term Sheet, if applicable, and the Terms Supplement to be delivered to the purchaser of the Note. In each instance that a Terms Supplement is prepared, the Agent will affix the Terms Supplement to Prospectuses and Pricing Supplements prior to their use. Outdated free writing propsectuses, Term Sheets, Terms Supplements, and the Prospectuses and Pricing Supplements to which they are attached (other than those retained for files), will be destroyed.

Settlement:		The receipt by the Issuer of immediately available funds in payment for a Book-Entry Note and the authentication and issuance of the Global Note representing such Note shall constitute "settlement" with respect to such Note. All orders accepted by the Issuer will be settled on the third Business Day pursuant to the timetable for settlement set forth below unless the Issuer and the purchaser agree to settlement on another day, which shall be no earlier than the next Business Day. In the event that an applicable Terms Agreement provides for an overallotment option, then such option securities must be delivered at any time within 30 days from the date of settlement (or in the case of equity-linked notes, such option securities must be delivered within 13 days from the date of settlement).

Settlement Procedures:		Settlement Procedures with regard to each Book-Entry Note sold by the Issuer to or through the Agent (unless otherwise specified pursuant to an applicable Terms Agreement), shall be as follows:

	A.	In the case of a Book-Entry Note, the Agent will advise the Issuer by telephone that such Note is a Book-Entry Note and of the following settlement information:

		1.	Principal amount.

		2.	Maturity Date.

		3.	In the case of a Fixed Rate Book-Entry Note, the Interest Rate, whether such Note will pay interest annually or semiannually and whether such Note is an Amortizing Note, and, if so, the amortization schedule, or, in the case of a Floating Rate Book-Entry Note, the Initial Interest Rate (if known at such time), Interest Payment Date(s), Interest Payment Period, Calculation Agent, Base Rate, Index Maturity, Index Currency, Interest Reset Period, Initial Interest Reset Date, Interest Reset Dates, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any), Maximum Interest Rate (if any) and the Alternate Rate Event Spread (if any).

		4.	Redemption or repayment provisions, if any.

		5.	Ranking.

		6.	Settlement date and time (Original Issue Date).

		7.	Interest Accrual Date.

		8.	Price.

		9.	Agent's commission, if any, determined as provided in the Distribution Agreement.

	10.	Whether the Note is an Original Issue Discount Note (an "OID Note"), and if it is an OID Note, the applicability of Modified Payment upon Acceleration (and, if so, the Issue Price).

	11.	Whether the Note is a Renewable Note, and if it is a Renewable Note, the Initial Maturity Date, the Final Maturity Date, the Election Dates and the Maturity Extension Dates.

	12.	Whether the Issuer has the option to reset the Spread or Spread Multiplier of the Note.

	13.	Whether the Note is an Optionally Exchangeable Note, a Mandatorily Exchangeable Note, or any form of exchangeable Note.

	14.	Any other applicable provisions.

B.	The Issuer will advise the Trustee by telephone or electronic transmission (confirmed in writing at any time on the same date) of the information set forth in "Settlement Procedure" "A" above, as applicable. The Trustee will then assign a CUSIP number to the Global Note representing a Note, and will notify the Issuer and the Agent of such CUSIP number(s) by telephone as soon as practicable, except that for Optionally Exchangeable and Mandatorily Exchangeable Notes the Agent will obtain a CUSIP number for the Global Note representing such Note and will notify the Issuer and the Trustee of such CUSIP number(s) by telephone as soon as practicable.

C.	The Trustee will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC, the Agent and Standard & Poor's Corporation:

	1.	The information set forth in "Settlement Procedure" "A" above, as applicable.

	2.	The Initial Interest Payment Date for the Notes, the number of days by which such date succeeds the related DTC Record Date and, if known, amount of interest payable on such Initial Interest Payment Date.

	3.	The CUSIP number of the Global Note.

	4.	Whether the Global Note will represent any other Book-Entry Note, as the case may be (to the extent known at such time).

	5.	Whether any Note, issued alone or as part of a Unit, is an Amortizing Note (by an appropriate notation in the comments field of DTC's Participant Terminal System).

	6.	The number of Participant accounts to be maintained by DTC on behalf of the Agent and the Trustee.

D.	The Trustee will, as applicable, authenticate, complete and deliver the Global Note representing the Note.

	E.	DTC will credit such Note to the Trustee's participant account at DTC.

	F.	The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit the Note to participant account and credit such Note to the Agent's participant account and (ii) debit the Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Note less the Agent's commission, if any. The entry of such a deliver order shall constitute a representation and warranty to DTC that (a) the Global Note representing a Book-Entry Note has been issued and authenticated and (b) the Trustee is holding such Global Note pursuant to the Medium-Term Note Certificate Agreement between the Trustee and DTC.

	G.	Unless the Agent is the end purchaser of a Note, the Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note or Unit to the Agent's participant account and credit such Note to the participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Agent for an amount equal to the price of such Note.

	H.	Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

	I.	The Trustee will credit to the account of the Issuer maintained at the Trustee, New York, New York, in funds available for immediate use in the amount transferred to the Trustee in accordance with "Settlement Procedure" "F."

	J.	Unless the Agent is the end purchaser of the Note, the Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

	K.	Monthly, the Trustee will send to the Issuer a statement setting forth the principal amount of Notes outstanding as of that date under the Indentures and setting forth a brief description of any sales of which the Issuer has advised the Trustee that have not yet been settled.

Settlement Procedures Timetable:		For sales by the Issuer of Book-Entry Notes to or through the Agent (unless otherwise specified pursuant to a Terms Agreement) for settlement on the first Business Day after the sale date, Settlement Procedures "A" through "J" set forth above shall be completed as soon as possible but not later than the respective times in New York City set forth below:

Settlement Procedure Time
	A	11:00 A.M. on the sale date

	B	12:00 Noon on the sale date
	C	2:00 P.M. on the sale date
	D	9:00 A.M. on the settlement date
	E	10:00 A.M. on the settlement date
	F-G	2:00 P.M. on the settlement date
	H	4:45 P.M. on the settlement date
	I-J	5:00 P.M. on the settlement date

If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures "A," "B," and "C" shall be completed as soon as practicable but no later than 11:00 A.M., 12:00 Noon, 2:00 P.M., respectively, on the first Business Day after the sale date. If the Initial Interest Rate for a Floating Rate Book-Entry Note, has not been determined at the time that "Settlement Procedure" "A" is completed, "Settlement Procedure" "B" and "C" shall be completed as soon as such rate has been determined but no later than 12:00 Noon and 2:00 P.M., respectively, on the first Business Day before the settlement date. "Settlement Procedure" "H" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date. If settlement of a Book-Entry Note is rescheduled or canceled, the Trustee, after receiving notice from the Issuer or the Agent, will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure to Settle:		If the Trustee fails to enter an SDFS deliver order with respect to a Book-Entry Note pursuant to "Settlement Procedure" "F," the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the Trustee's participant account, provided that the Trustee's participant account contains a principal amount of the Global Note representing such Note that is at least equal to the principal amount or face amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Note, the Trustee will mark such Global Note "canceled," make appropriate entries in the Trustee's records and send such canceled Global Note or Global Unit to the Issuer. The CUSIP number assigned to such Global Note, shall, in accordance with the procedures of the CUSIP Service Bureau of Standard & Poor's Corporation, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Note the Trustee will exchange such Global Note, for two Global Notes, one of which shall represent such Book-Entry Note or Notes and shall be canceled immediately after issuance and the other of which shall represent the remaining Book-Entry Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note.

If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "F" and "G," respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph.

Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect.

In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Note, the Trustee will provide, in accordance with Settlement Procedures "D" and "E, " for the authentication and issuance of a Global Note representing the Book-Entry Notes to be represented by such Global Note.

PART II: ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES

        The Trustee will serve as registrar in connection with the Certificated Notes.

Issuance:	Each Certificated Note will be dated and issued as of the date of its authentication by the Trustee. Each Certificated Note will bear an Original Issue Date, which will be (i) with respect to an original Certificated Note (or any portion thereof), its original issuance date (which will be the settlement date) and (ii) with respect to any Certificated Note (or portion thereof) issued subsequently upon transfer or exchange of a Certificated Note or in lieu of a destroyed, lost or stolen Certificated Note, the original issuance date of the predecessor Certificated Note, regardless of the date of authentication of such subsequently issued Certificated Note.

Preparation of Pricing Supplement:	If any order to purchase a Certificated Note is accepted by the Issuer, the Issuer will prepare a free writing prospectus and /or Term Sheet, if applicable, and a terms supplement (a "Terms Supplement") reflecting the terms of such Note. The Issuer (i) will arrange to file an electronic format document, in the manner prescribed by the EDGAR Filer Manual, of such Term Sheet and Terms Supplement in accordance with, in the case of any free writing prospectus and/or Term Sheet, Rule 433 under the Act and, in the case of the Terms Supplement, with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act, (ii) will, with respect to each of the free writing prospectus and /or Term Sheet, if applicable, and the Terms Supplement as soon as possible and in any event not later than the date on which the applicable document is filed with the Commission, deliver the number of copies of such documents to the Agent as the Agent shall request and (iii) will, on the Agent's behalf, promptly file an electronic format document of such Terms Supplement with the National Association of Securities Dealers, Inc. (the "NASD"). The Agent will cause the free writing prospectus and/or Term Sheet, if applicable, and the Terms Supplement to be delivered to the purchaser of the Note. In each instance that a Terms Supplement is prepared, the Agent will affix the Terms Supplement to Prospectuses and Pricing Supplements prior to their use. Outdated free writing propsectuses, Term Sheets, Terms Supplements, and the Prospectuses and Pricing Supplements to which they are attached (other than those retained for files), will be destroyed.

Settlement:		The receipt by the Issuer of immediately available funds in exchange for an authenticated Certificated Note delivered to the Agent and the Agent's delivery of such Note against receipt of immediately available funds shall constitute "settlement" with respect to such Note. All offers accepted by the Issuer will be settled on or before the third Business Day next succeeding the date of acceptance pursuant to the timetable for settlement set forth below, unless the Issuer and the purchaser agree to settlement on another date. In the event that an applicable Terms Agreement provides for an overallotment option, then such option securities must be delivered at any time within 30 days from the date of settlement (or in the case of equity-linked notes, such option securities must be delivered within 13 days from the date of settlement).

Settlement Procedures:		Settlement Procedures with regard to each Certificated Note sold by the Issuer to or through the Agent (unless otherwise specified pursuant to a Terms Agreement) shall be as follows:

	A.	In the case of Certificated Notes, the Agent will advise the Issuer by telephone that such Note is a Certificated Note and of the following settlement information:

		1.	Name in which such Note is to be registered ("Registered Note Owner").

		2.	Address of the Registered Note Owner and address for payment of principal and interest.

		3.	Taxpayer identification number of the Registered Note Owner (if available).

		4.	Principal amount.

		5.	Maturity Date.

		6.	In the case of a Fixed Rate Certificated Note, the Interest Rate, whether such Note will pay interest annually or semiannually and whether such Note is an Amortizing Note and, if so, the amortization schedule, or, in the case of a Floating Rate Certificated Note, the Initial Interest Rate (if known at such time), Interest Payment Date(s), Interest Payment Period, Calculation Agent, Base Rate, Index Maturity, Index Currency, Interest Reset Period, Initial Interest Reset Date, Interest Reset Dates, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any), Maximum Interest Rate (if any) and the Alternate Rate Event Spread (if any).

		7.	Redemption or repayment provisions, if any.

		8.	Ranking.

		9.	Settlement date and time (Original Issue Date).

	10.	Interest Accrual Date.

	11.	Price.

	12.	Agent's commission, if any, determined as provided in the Distribution Agreement.

	13.	Denominations.

	14.	Specified Currency.

	15.	Whether the Note is an OID Note, and if it is an OID Note, the applicability of Modified Payment upon Acceleration (and if so, the Issue Price).

	16.	Whether the Note is a Renewable Note, and if it is a Renewable Note, the Initial Maturity Date, the Final Maturity Date, the Election Dates and the Maturity Extension Dates.

	17.	Whether the Issuer has the option to reset the Spread or Spread Multiplier of the Note.

	18.	Any other applicable provisions.

B.	The Issuer will advise the Trustee by telephone or electronic transmission (confirmed in writing at any time on the sale date) of the information set forth in Settlement Procedure "A" above, as applicable.

C.	The Issuer will have delivered a pre-printed four-ply packet for each Note, which packet will contain the following documents in forms that have been approved by the Issuer, the Agent and the Trustee, as applicable:

	1.	Note with customer confirmation.

	2.	Stub One — For the Trustee.

	3.	Stub Two — For the Agent.

	4.	Stub Three — For the Issuer.

D.	The Trustee will authenticate such Note and deliver it (with the confirmation) and Stubs One and Two to the Agent or, the Agent will acknowledge receipt of the Note, as the case may be, by stamping or otherwise marking Stub One and returning it to the Trustee. Such delivery will be made only against such acknowledgment of receipt and evidence that instructions have been given by the Agent for payment to the account of the Issuer at the Trustee, New York, New York, or to such other account as the Issuer shall have specified to the Agent and the Trustee in funds available for immediate use, of an amount equal to the price of such Note less the Agent's commission, if any. In the event that the instructions given by the Agent for payment to the account of the Issuer are revoked, the Issuer will as promptly as possible wire transfer to the account of the Agent an amount of immediately available funds equal to the amount of such payment made.

	E.	Unless the Agent is the end purchaser of such Note, the Agent will deliver such Note (with confirmation) to the customer against payment in immediately payable funds. The Agent will obtain the acknowledgment of receipt of such Note by retaining Stub Two.

	F.	The Trustee will send Stub Three to the Issuer by first-class mail. Periodically, the Trustee will also send to the Issuer a statement setting forth the principal amount of the Notes outstanding as of that date under each Indenture and setting forth a brief description of any sales of which the Issuer has advised the Trustee that have not yet been settled.

Settlement Procedures Timetable:		For sales by the Issuer of Certificated Notes to or through the Agent (unless otherwise specified pursuant to a Terms Agreement), Settlement Procedures "A" through "F" set forth above shall be completed on or before the respective times in New York City set forth below:

Settlement Procedure Time

	A	2:00 P.M. on day before settlement date
	B	3:00 P.M. on day before settlement date
	C-D	2:15 P.M. on settlement date
	E	3:00 P.M. on settlement date
	F	5:00 P.M. on settlement date

Failure to Settle:		If a purchaser fails to accept delivery of and make payment for any Certificated Note, the Agent will notify the Issuer and the Trustee by telephone and return such Note to the Trustee. Upon receipt of such notice, the Issuer will immediately wire transfer to the account of the Agent an amount equal to the amount previously credited thereto in respect to such Note. Such wire transfer will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If the failure shall have occurred for any reason other than a default by the Agent in the performance of its obligations hereunder and under the Distribution Agreement, then the Issuer will reimburse the Agent or the Trustee, as appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Issuer. Immediately upon receipt of the Certificated Note in respect of which such failure occurred, the Trustee will mark such Note "canceled," make appropriate entries in the Trustee's records and send such Note, to the Issuer.

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DISTRIBUTION AGREEMENT
TERMS AGREEMENT
ADMINISTRATIVE PROCEDURES